As filed with the Securities and Exchange Commission on  February 2, 2010
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SAPPI LIMITED
(Exact name of registrant as specified in its charter)

Republic of South Africa (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

48 Ameshoff Street
Braamfontein
Johannesburg 2001
Republic of South Africa
(Address of Principal Executive Offices) (Zip Code)
The Sappi Limited Share Incentive Scheme
 (Full title of the plan)
Sarah Manchester, Esq.
Sappi Fine Paper North America
225 Franklin Street
Boston, Massachusetts 02110
(Name and address of agent for service)
(617) 423-7300
(Telephone number, including area code, of agent for service)
Copies to:
George A. Stephanakis, Esq.
Cravath, Swaine & Moore LLP
CityPoint
One Ropemaker Street
London, EC2Y 9HR
United Kingdom

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Ordinary Shares	5,000,000	$4.19	$20,950,000	$1,493.74
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall include any additional shares of common stock that become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction that results in an increase in the number of the outstanding ordinary shares of Sappi Limited (the “Company”).
(2) Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the registration fee for the 5,000,000 ordinary shares registered hereunder is based on the average of the high and low prices of the Company’s ordinary shares as reported on the Johannesburg Stock Exchange on January 29, 2010 of R 31.95 per ordinary share translated into US dollars at the rate published by Bloomberg on January 29, 2010 of R 7.6263 per $1.00.
(3) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under The Sappi Limited Share Incentive Scheme (the “Scheme”).  Registration statements on Form S-8 have been filed previously on December 23, 1999 (File No. 333-11304) and December 15, 2004 (File No. 333-121276) covering in aggregate 7,600,000 ordinary shares of the Company reserved for issuance pursuant to awards granted under the Scheme.

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 is filed by Sappi Limited (the “Company”) solely to register additional securities of the same class as other securities for which a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) and relating to The Sappi Limited Share Incentive Scheme (the “Scheme”) is effective. In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the registration statements on Form S-8, File Nos. 333-11304 and 333-121276, filed by the Company with the Commission on December 23, 1999 and December 15, 2004, respectively, as amended, to the extent not replaced herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed with the Commission by the Company are incorporated by reference herein and shall be deemed a part hereof:

(1) the Company’s Annual Report on Form 20-F for the fiscal year ended September 27, 2009, filed with the Commission on December 11, 2009 (File No. 1-14872), which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed; and

(2) the description of the Company’s ordinary shares contained in the Registration Statement on Form 20-F, filed with the Commission on October 22, 1998 (File No. 1-14872), including any amendment or report filed to update such description.

To the extent designated therein, certain Current Reports of the Company on Form 6-K, and all other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit Number	Description
5.1	Opinion of Bowman Gilfillan Inc. regarding the legality of the ordinary shares.
23.1	Consent of Bowman Gilfillan Inc. (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche.
24.1	Power of Attorney (set forth on the signature page hereof).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johannesburg, South Africa, on February 2, 2010.

Sappi Limited By: /s/ Mark Richard Thompson
Name: Mark Richard Thompson Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers and the authorized representative in the United States of the registrant hereby severally constitutes and appoints Roeloff Jacobus Boëttger and Mark Richard Thompson, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution and resubstitution, to sign any or all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature /s/ Roeloff Jacobus Boëttger	Title Chief Executive Officer (Principal Executive Officer)	Date January 11, 2010
Roeloff Jacobus Boëttger /s/ Mark Richard Thompson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 19, 2010
Mark Richard Thompson /s/ Daniël Christiaan Cronjé	Chairman and Director	January 19, 2010
Daniël Christiaan Cronjé	Director	January __, 2010
Meyer Feldberg /s/ James Edward Healey	Director	January 11, 2010
James Edward Healey

/s/ Deenadayalen Konar	Director	January __, 2010
Deenadayalen Konar /s/ Nlkateko Peter Mageza	Director	January 11, 2010
Nlkateko Peter Mageza /s/ Helmut Claus-Jürgen Mamsch	Director	January __, 2010
Helmut Claus-Jürgen Mamsch /s/ John David McKenzie	Director	January __, 2010
John David McKenzie /s/ Karen Rohn Osar	Director	January __, 2010
Karen Rohn Osar /s/ Bridgette Radebe	Director	January __, 2010
Bridgette Radebe /s/ Sir Nigel Anthony Russell Rudd	Director	January 11, 2010
Sir Nigel Anthony Russell Rudd /s/ Sarah Manchester	Authorized Representative in the United States	February 2, 2010
Sarah Manchester

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Bowman Gilfillan Inc. regarding the legality of the ordinary shares.
23.1	Consent of Bowman Gilfillan Inc. (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche.
24.1	Powers of Attorney (set forth on the signature pages hereof).